SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
iPASS INC.

(Name of Registrant as Specified In Its Charter)

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(iPass logo)
3800 Bridge Parkway
Redwood Shores, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of iPass Inc., a Delaware corporation. The meeting will be held on Thursday, June 1, 2006, at 9:00 a.m. local time at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, CA 94065 for the following purposes:

1. To elect three directors to hold office until the 2009 Annual Meeting of Stockholders.

2. To approve iPass’ 2003 Non-Employee Directors Plan, as amended, to change the terms and number of shares granted pursuant to stock options and provide for the grant of restricted stock awards thereunder.

3. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2006.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 17, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

-s- Bruce K. Posey

Senior Vice President, General Counsel and Secretary

Redwood Shores, California
April 24, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

(iPass logo)
3800 Bridge Parkway
Redwood Shores, California 94065

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of iPass Inc. is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or the internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 28, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 17, 2006 will be entitled to vote at the annual meeting. On this record date, there were 64,910,389 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2006, your shares were registered directly in your name with iPass’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2006, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three directors to hold office until the 2009 Annual Meeting of Stockholders;

•	Approve iPass’ 2003 Non-Employee Directors Plan, as amended, to change the terms and number of shares granted pursuant to stock options and provide for the grant of restricted stock awards thereunder.

•	Ratification of KPMG LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2006.

In addition, you are entitled to vote on any other matters that are properly brought before the annual meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m., Pacific Daylight Time on May 31, 2006 to be counted.

•	To vote on the Internet, go to www.computershare.com/expressvote to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m., Pacific Daylight Time on May 31, 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from iPass. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” the iPass 2003 Non-Employee Directors Plan, as amended, and “For” the ratification of KPMG LLP as the independent registered public accounting firm of iPass for fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will have the authority to vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2006, to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our bylaws, you must provide specified information to us between February 1, 2007 and March 3, 2007. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 approving iPass’ 2003 Non-Employee Directors Plan, as amended, to change the terms and number of shares granted pursuant to stock options and provide for the grant of restricted stock awards thereunder, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3 ratifying KPMG LLP as the independent registered public accounting firm of iPass for fiscal year ending December 31, 2006 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 64,910,389 outstanding and entitled to vote. Thus 32,455,195 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or the Chairman of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

Proposal 1

Election of Directors

iPass’ Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board of Directors currently has seven members. There are three directors in the class whose term of office expires in 2006. Each of the nominees listed below, except for Mr. Pripp, is currently a director of iPass who was previously elected by the stockholders. Mr. Denman, iPass’ Chief Executive Officer, recommended to the Nominating Committee that Mr. Pripp be recommended for election to iPass’ Board, and our Nominating Committee, in part based upon such recommendation, recommended to the Board that Mr. Pripp be elected to iPass’ Board. If elected at the annual meeting, each of these nominees would serve until the 2009 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors to attend the annual meeting, and for those purposes to permit attendance by telephone. Three of iPass’ directors attended the 2005 Annual Meeting of Stockholders.

Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting of Stockholders

The following is a brief biography of each nominee for director.

Kenneth D. Denman, age 47, has served as our Chairman since January 2003, as a member of our board of directors since December 2001 and as our President and Chief Executive Officer since October 2001. From January 2000 to March 2001, Mr. Denman served as President and Chief Executive Officer of AuraServ Communications, a managed service provider of broadband voice and data applications that ceased operations in March 2001. From August 1998 to May 2000, Mr. Denman served as Senior Vice President, National Markets Group of MediaOne, Inc., a broadband cable and communications company. From June 1996 to August 1998, Mr. Denman served as Chief Operating Officer, Wireless, at MediaOne International, a broadband and wireless company. Mr. Denman also serves on the board of Openwave Systems, Inc., a provider of open standards software products and services for the telecommunications industry.

Olof Pripp, age 47, has served as a member of our board of directors since April 2006. Mr. Pripp has served as the Managing Partner of Hedrick & Struggles European CIO practice since October 2005. Mr. Pripp has served as a Partner of IBM Business Consulting Services SA in Geneva, Switzerland since October 2002. In this role, he has acted as the Global Relationship Partner for one of IBM’s largest service accounts worldwide. From 1989 to September 2002, Mr. Pripp served in a variety of capacities at PwC Consulting, most recently as a Partner and Global Technology Industry Leader.

Allan R. Spies, age 57, has served as a member of our board of directors since December 2002. From 1997 until his retirement in June 2000, Mr. Spies served as Executive Vice President and Chief Financial Officer of US West Communications, a telecommunications company that was acquired by Qwest Communications International, Inc. in June 2000. Mr. Spies also serves on the board of InfoNow Corporation, a provider of enterprise channel management software.

The Board of Directors Recommends
A Vote In Favor of Each Named Nominee.

Directors Continuing In Office Until The 2007 Annual Meeting of Stockholders

Peter G. Bodine, age 43, has served as a member of our board of directors since November 1998. Mr. Bodine has served as a General Partner of APV Technology Partners, a venture capital firm, since 1994. He served as Executive Vice President of Asia Pacific Ventures, a consulting and advisory firm, from December 1992 until October 2005. Mr. Bodine is the Chairman of the Board of iBahn, Inc., a provider of broadband internet access for the hospitality industry.

Arthur C. Patterson, age 62, has served as a member of our board of directors since December 1996. Mr. Patterson is a general partner of Accel Partners, a venture capital firm that he founded in 1983. Mr. Patterson also serves as a director of Actuate Corporation, an enterprise reporting software company.

Directors Continuing in Office until the 2008 Annual Meeting of Stockholders

John D. Beletic, age 54, has served as a member of our board of directors since November 1999. Since July 2002 he has been a venture partner with Oak Investment Partners, a venture capital firm. From July 2002 to September 2004, Mr. Beletic also served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic served as Chief Executive Officer and Chairman of the Board of PageMart Inc. and Weblink Wireless, Inc., a communications service company. Mr. Beletic was the Chief Executive Officer and Chairman of the Board of WebLink when that company filed for voluntary bankruptcy protection in May 2001. Previously, Mr. Beletic was Chairman and CEO of Tigon which was acquired by Ameritech. Mr. Beletic serves on the board of Tessco Technologies, a wireless technology provider, Aventail, Inc., a virtual private network appliance provider, Fiber Tower, a provider of microwave transmission services to mobile phone carriers, and iBahn, Inc., a provider of broadband internet access for the hospitality industry.

A. Gary Ames, age 61, has served as a member of our board of directors since July 2002. From July 1995 until his retirement in June 2000, Mr. Ames served as President and Chief Executive Officer of MediaOne International, a broadband and wireless company. Mr. Ames serves on the boards of: Albertsons Inc., a food and drug retailer; Tektronix, Inc., an electronic testing and measurement company; and F5 Networks, Inc., an application traffic management company.

Independence of the Board of Directors

As required under the listing standards of the National Association of Securities Dealers, Inc. (the “Nasdaq listing standards”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and iPass, its senior management and its independent registered public accounting firm, the Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Denman, our President and Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

In 2005, iPass’ independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The following table provides membership information for 2005 for each of the committees:

Name	Audit		Compensation		Nominating

Kenneth D. Denman
A. Gary Ames	X				X	*
Cregg B. Baumbaugh(1)	X
John D. Beletic			X	*	X
Peter G. Bodine			X
Arthur C. Patterson			X		X
Allan R. Spies	X	*

*	Committee Chairperson

(1)	Mr. Baumbaugh resigned from our Board of Directors effective April 3, 2006 and Mr. Pripp has been appointed to the Audit Committee effective that same date.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to iPass.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by iPass regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing iPass’ disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee met nine times during 2005. Our Audit Charter is not available on our website, but is attached as Appendix A to our proxy statement filed with the Securities and Exchange Commission in 2004 in connection with our 2004 Annual Meeting of Stockholders.

The Board of Directors has reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee, both in 2005 and currently, are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Spies qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Spies’ level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of U.S. West Communications, a telecommunications company that was acquired by Qwest Communications International.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for iPass. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers our stock option and purchase plans, and other similar plans and programs. We also have a Stock Option Committee composed of Mr. Denman, our President and Chief Executive Officer, that may award stock options to new employees who are not officers. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met seven times during 2005.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of iPass, reviewing and evaluating incumbent directors, recommending to the board of directors for selection, candidates for election to the board of directors, making recommendations to the board of directors regarding the membership of the committees of the board of directors and assessing the performance of the board of directors. Our Nominating Committee Charter is not available on our website, but is attached as Appendix B to our proxy statement filed with the Securities and Exchange Commission in 2004 in connection with our 2004 Annual Meeting of Stockholders. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating Committee met two times during 2005.

The Nominating Committee has not established any stated specific, minimum qualifications that must be met by a candidate for a position on our board of directors. The Nominating Committee will consider all of the relevant qualifications of Board candidates, including such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of iPass, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our stockholders, and whether the candidates for the board of directors will be independent for Nasdaq purposes, as well as the current needs of the board of directors and iPass. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will also review such directors’ overall service to iPass during their term, and any relationships and transactions that might impair such directors’ independence. The Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not received a recommendation for a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 3800 Bridge Parkway, Redwood Shores, CA 94065. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

The board of directors met 12 times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications With The Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with the board of directors or any of our directors. Stockholders who wish to communicate with the board of directors may do so by sending written communications addressed to the Secretary of iPass at 3800 Bridge Parkway, Redwood Shores, California 94065. All communications should include the number of shares of iPass common stock held and will be forwarded by the Secretary of iPass to the board of directors or the individual directors, as designated. All communications directed to the Audit Committee in accordance with our policy regarding accounting matters complaint procedures that relate to questionable accounting or auditing matters involving iPass will be promptly and directly forwarded to the Audit Committee.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all members of our board of directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. This code of conduct and ethics is posted on our Website. The Internet address for our Website is http://www.ipass.com, and our code of conduct and ethics may be found as follows:

1. From our main Web page, first click on “Investors.”

2. Next, click on “Corporate Governance.”

3. Then, click on “Code of Conduct.”

4. Finally, click on “Code of Conduct and Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of this code of conduct and ethics by posting such information on our website, at the address and location noted above.

Report of the Audit Committee of the Board of Directors1

The Audit Committee of the Board of Directors for the fiscal year ended December 31, 2005 consisted of three members: Messrs. Ames, Baumbaugh and Spies. All members of iPass’ Audit Committee are independent (as independence is defined in Rules 4200(a)(15) and 4350(d) of the NASDAQ listing standards).

The Audit Committee oversees iPass’ financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in iPass’ Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of iPass under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid thereto, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the board of directors and the Audit Committee. The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of iPass’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and iPass, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Audit Committee discussed with iPass’ independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluation of iPass’ internal controls and the overall quality of iPass’ financial reporting. The Audit Committee met nine times during 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iPass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 3, KPMG LLP as iPass’ independent registered public accounting firm for the fiscal year ending December 31, 2006.

Audit Committee

Allan R. Spies, Chairman
A. Gary Ames
Cregg B. Baumbaugh

Proposal 2

Approval of 2003 Non-Employee Directors Plan,
as amended and restated

The iPass Inc. 2003 Non-Employee Directors Plan (the “Directors Plan”) was initially adopted by the Board of Directors on January 15, 2003 and approved by our stockholders on March 17, 2003. On March 9, 2006, the Board amended the Directors Plan and on April 7, 2006, the Board adopted an amendment and restatement of the Directors Plan, subject to stockholder approval.

Currently, the Directors Plan provides for the grant of stock options to our non-employee directors. Specifically, the Directors Plan grants to our non-employee directors an initial option grant of 120,000 shares of our common stock (except that with respect to Olof Pripp, the initial option grant consisted of 30,000 shares in accordance with an amendment to the Directors Plan effective March 9, 2006) and annual option grants of 30,000 shares of our common stock. The proposed amendment and restatement of the Directors Plan would (1) reduce the total number of shares subject to both initial and annual grants of stock options made to our non-employee directors from 120,000 shares to 30,000 shares for initial grants, and from 30,000 shares to 15,000 shares for annual grants, as well as change the vesting schedule with respect to these grants as described below, and (2) in return, provide that our non-employee directors would receive restricted stock awards of 10,000 shares for initial grants and 5,000 shares for annual grant as part of the initial and annual grants to our non-employee directors. If the stockholders do not approve the amendment and restatement, the Directors Plan will continue as currently in effect, with the initial and annual grants of stock options remaining at 120,000 and 30,000, respectively, and no restricted stock awards.

As of April 17, 2006, options (net of canceled or expired options) covering an aggregate of 390,000 shares of our common stock had been granted under the Directors Plan, and approximately 860,000 shares of our common stock remained available for future grants under the Directors Plan. During the last fiscal year, under the Directors Plan, iPass granted to all non-employee directors as a group options to purchase 180,000 shares at an exercise price of $6.24 per share.

The following summary description of the Directors Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the full text of the Directors Plan that is attached to this proxy statement as Appendix A including all changes that this proposal would effect if approved by our stockholders at the annual meeting.

In this Proposal 2, the stockholders are requested to approve the amendment and restatement of the Directors Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendment and restatement of the Directors Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

The essential features of the Directors Plan, as amended and restated, are outlined below:

General

The Directors Plan, as amended and restated, provides for the grant of nonstatutory stock options and restricted stock awards (collectively, “awards”). Prior to the amendment and restatement, the Directors Plan provided solely for the grant of nonstatutory stock options. Nonstatutory stock options granted under the Directors Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the Directors Plan to provide a means to secure and retain the services of the non-employee directors of iPass and to provide incentives for such individuals to exert maximum efforts for the success of iPass and its affiliates. The Board adopted the amendment and restatement of this plan based on the recommendation of the Nominating Committee to better align iPass’ outside director compensation with industry norms.

Administration

The Board administers the Directors Plan. The Board may not delegate administration of the Plan to a committee. Subject to the provisions of the Directors Plan, the Board has the power to construe and interpret the Directors Plan and to determine the provisions of each award granted under the Directors Plan.

Stock Subject to the Directors Plan

An aggregate of 750,000 shares of common stock is reserved for issuance under the Directors Plan, plus an annual increase to be added on the first day of each fiscal year for a period of 10 years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014, equal to the lesser of (a) 250,000 shares of common stock or (b) an amount determined by the Board. The shares of common stock subject to the Directors Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

If an award granted under the Directors Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to an award are forfeited to iPass, including, but not limited to, any forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such award, or forfeited to iPass, shall revert to and again become available for issuance under the Directors Plan.

Eligibility

Awards may be granted under the Directors Plan only to non-employee directors of iPass. All of the six non-employee directors of iPass are eligible to participate in the Directors Plan.

Terms of Non-Discretionary Grants

Initial Grants.  Pursuant to the terms of the Directors Plan, as amended and restated, each person who on or after June 1, 2006, is elected or appointed for the first time to be a non-employee director of iPass automatically will receive, upon the date of his or her initial election or appointment to be a non-employee director, an initial grant consisting of (a) an option to purchase 30,000 shares of common stock and (b) a restricted stock award of 10,000 shares of common stock. Prior to the amendment and restatement of the Directors Plan, the initial grant consisted of an option to purchase 120,000 shares of common stock, and no shares of restricted stock.

Annual Grants.  Pursuant to the terms of the Directors Plan, as amended and restated, on the date of each annual meeting of our stockholders, commencing with the annual meeting held in 2006, each person who is then a non-employee director of iPass automatically will receive an annual grant consisting of (a) an option to purchase 15,000 shares of common stock and (b) a restricted stock award of 5,000 shares of common stock. Prior to the amendment and restatement of the Directors Plan, the annual grant consisted solely of an option to purchase 30,000 shares of common stock; provided, however, that the number of shares subject to the annual grant was based, on a pro rata basis, for each month the individual had served as a non-employee director from the prior annual grant date until the current annual grant date.

Terms of Options

Options will be granted under the Directors Plan pursuant to stock option agreements. Each option agreement will include the following provisions.

Exercise Price.  The exercise price of options granted under the Directors Plan will be equal to 100% of the fair market value of the common stock subject to the option on the date of the grant. As of April 21, 2006, the closing price of the common stock as reported on the Nasdaq National Market System was $7.96 per share.

Consideration.  The exercise price of options granted under the Directors Plan may be paid, to the extent permitted by applicable law, (a) by cash or check, (b) pursuant to a broker-assisted cashless exercise, or (c) by delivery of other common stock of iPass.

Vesting.  Options granted under the Directors Plan become exercisable in cumulative increments, or “vest,” as follows: (a) with respect to options that are awarded pursuant to initial grants, the 30,000 shares will vest with respect to 10,000 shares on the first anniversary of the date of grant, and thereafter in equal monthly installments over 24 months, and (b) with respect to options that are awarded pursuant to annual grants, the 15,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant. Options granted under the Directors Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting. Prior to the amendment and restatement, the initial grant of 120,000 shares vested monthly over 48 months and the annual grants of 30,000 shares vested monthly over 12 months beginning on the third anniversary of the grant date.

Term.  The maximum term of options granted under the Directors Plan is 10 years.

Termination of Service.  Options granted under the Directors Plan generally terminate three months after termination of the participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (b) the participant dies before the participant’s service has terminated, or within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer.  Unless provided otherwise by the Board, a participant in the Directors Plan may not transfer an option other than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by iPass pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Restricted Stock Awards

Restricted stock awards will be granted under the Directors Plan, as amended and restated, pursuant to restricted stock award agreements. Each restricted stock award agreement will include the following provisions.

Consideration.  A restricted stock award may be awarded in consideration for past or future services actually rendered to iPass or an affiliate, or any other form of legal consideration that may be acceptable to the Board.

Vesting.  Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: (a) with respect to restricted stock awards that are awarded pursuant to initial grants, 1/3 of the 10,000 shares will vest on each of the first, second and third anniversaries of the date of grant, and (b) with respect to restricted stock awards that are awarded pursuant to annual grants, the 5,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.

Termination of Service.  Upon termination of a participant’s service, iPass may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer.  Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Adjustment Provisions

If any change is made to our common stock without our receipt of consideration (whether through merger, consolidation, reorganization, stock dividend, stock split or other specified change in our capital structure), appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the Directors Plan, (b) the maximum number and/or class of securities that may be issued pursuant to initial and annual grants to our non-employee directors, and (c) the number and/or class of securities and the price per share in effect under each outstanding award under the Directors Plan.

Effect of Certain Corporate Events

In the event of a dissolution or liquidation of iPass, all outstanding awards under the Directors Plan will terminate immediately prior to such event unless the Board provides otherwise.

In the event of a change in control (as defined under the Directors Plan), all outstanding awards under the Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity, and any reacquisition or repurchase rights held by iPass in respect of common stock issued pursuant to awards may be assigned by iPass to the successor (or the successor’s parent company), if any, in connection with such change in control. If the surviving or acquiring entity does not assume, continue or substitute for such awards, then with respect to any such awards that are held by individuals whose continuous service with iPass or its affiliates has not terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the change in control, and any reacquisition or repurchase rights held by iPass with respect to such awards will lapse. If, as of, or within twelve 12 months after a change in control, a participant’s continuous service with iPass or its affiliates terminates due to an involuntary termination (not including death or disability), then, as of the date of such termination, the vesting and exercisability of such participant’s awards will be accelerated in full. If the participant is required to resign his or her position in connection with the change in control, such resignation will be considered an involuntary termination.

In the event that the acceleration of the vesting of an award granted to a non-employee director in connection with a change in control results in the imposition of the “golden parachute” excise tax under Section 4999 of the Code, the “golden parachute” payment will be reduced to the extent necessary to avoid the imposition of the excise tax, but only if the reduction in vesting acceleration would result in a greater total payment to the non-employee director taking into account all applicable taxes, including the excise tax.

The acceleration of vesting of an award in the event of a change in control event under the Directors Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of iPass.

Duration, Amendment and Termination

The Board may suspend or terminate the Directors Plan without stockholder approval or ratification at any time.

The Board may amend the Directors Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. The Board also may submit any other amendment to the Directors Plan for stockholder approval.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to participants and iPass with respect to participation in the Directors Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, iPass will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards.  Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over any purchase price paid. iPass will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to reacquisition by iPass in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when iPass’ reacquisition right lapses, an amount equal to the fair market value of the shares on the date the reacquisition right lapses. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

New Plan Benefits

The following table presents certain information with respect to options and restricted stock to be granted under the Directors Plan to our eligible non-employee directors as a group on the date following the 2006 Annual Meeting of Stockholders, assuming stockholder approval of the Directors Plan:

New Plan Benefits

iPass Inc. 2003 Non-Employee Directors Plan

Number of Shares
Underlying Options and
Name and Position	Restricted Stock Awards to be Granted(1)(2)

All Non-Employee Directors as a Group	90,000 shares subject to option grants
30,000 shares subject to restricted stock grants

(1)	Reflects the number of shares to be subject to grants made on the date of the 2006 Annual Meeting of Stockholders, if proposal 2 is approved. The number of shares subject to grants in subsequent years will vary depending upon the number of non-employee directors in office on the date of the applicable annual meeting.

(2)	If proposal 2 is not approved, the Directors Plan will remain as currently in effect, and the number of shares to be subject to stock option grants made on the date of the 2006 Annual Meeting of Stockholders will be 152,500, and no shares will be subject to restricted stock grants.

Securities Authorized for Issuance Under Equity Compensation Plans

Information with respect to securities authorized for issuance under equity compensation plans as of the end of the most recently completed fiscal year is aggregated as follows:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	9,348,025	5.12	10,742,291
Equity compensation plans not approved by stockholders	—	—	—
Total	9,348,025	5.12	10,742,291

Proposal 3

Ratification of Independent Auditors

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since May 2002. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of iPass and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to iPass for fiscal years ended December 31, 2005 and December 31, 2004, by KPMG LLP, our independent registered public accounting firm:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees

Audit Fees	$650,000	$522,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$650,000	$522,500

Audit Fees.  Consists of fees billed for professional services rendered for the audit of iPass’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, review of the tax provision, comfort letters and consents, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

All of these services were approved by the Audit Committee prior to the services being rendered to us.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Executive Officers and Directors

Set forth below is information regarding our executive officers as of February 28, 2006. Information regarding our directors is set forth in “Proposal 1-Election of Directors” presented earlier in this proxy statement.

Name	Age	Position

Kenneth D. Denman	47	Chairman, President and Chief Executive Officer
Frank E. Verdecanna	34	Vice President and Chief Financial Officer
John C. Charters	43	Chief Operating Officer
Bruce K. Posey	53	Senior Vice President, General Counsel and Secretary
Anurag Lal	41	Senior Vice President of Business Development
Joel Wachtler	56	Vice President of Marketing and Strategy
Thomas Thimot	39	Senior Vice President of Worldwide Sales

Mr. Denman, age 47, has served as our Chairman since January 2003, as a member of our board of directors since December 2001 and as our President and Chief Executive Officer since October 2001. From January 2000 to March 2001, Mr. Denman served as President and Chief Executive Officer of AuraServ Communications, a managed service provider of broadband voice and data applications that ceased operations in March 2001. From August 1998 to May 2000, Mr. Denman served as Senior Vice President, National Markets Group of MediaOne, Inc., a broadband cable and communications company. From June 1996 to August 1998, Mr. Denman served as Chief Operating Officer, Wireless, at MediaOne International, a broadband and wireless company. Mr. Denman also serves on the board of Openwave Systems, Inc., a provider of open standards software products and services for the telecommunications industry.

Mr. Verdecanna, age 34, has served as our Vice President and Chief Financial Officer since December 2005. From July 2005 to December 2005, Mr. Verdecanna served as our Vice President and Interim Chief Financial Officer. In December 2004, Mr. Verdecanna was appointed as Vice President in addition to his role as Corporate Controller. Mr. Verdecanna was appointed Principal Accounting Officer by our board of directors in January 2003 and joined us in October 2000 as Corporate Controller. Prior to joining us, Mr. Verdecanna was Vice President and Chief Financial Officer for Impact Hire, Inc., a recruiting software and service provider from October 1999 to October 2000. From November 1996 to June 1999, Mr. Verdecanna served in various positions, most recently, as Corporate Controller for Interlink Computer Sciences, Inc., a public enterprise software company until its acquisition by Sterling Software, Inc. From December 1993 to November 1996, Mr. Verdecanna worked for Coopers and Lybrand L.L.P., leaving as a senior associate.

Mr. Charters, age 43, has served as our Chief Operating Officer since November 2004. From July 2003 to November 2004, Mr. Charters served as the Chief Executive Officer of the Charters Group, an independent consulting services company. From April 2002 until July 2003, Mr. Charters served as the Chief Executive Officer of Expanets Communications, a majority owned subsidiary of Northwestern Corporation and a reseller of voice and data equipment. In September 2003, Northwestern Corporation voluntarily filed for bankruptcy. From December 1999 until February 2002, Mr. Charters served as a Founder and Chief Executive Officer of Qwest CyberSolutions, a joint venture formed by Qwest Communications and KPMG Consulting and a provider of complex business applications hosting and management services nationwide.

Mr. Posey, age 53, has served as our Vice President, General Counsel and Secretary since July 2002 and since August 2005 as our Senior Vice President, General Counsel and Secretary. From August 2000 to March 2001, Mr. Posey served as General Counsel and Corporate Secretary for AuraServ Communications, Inc., a managed service provider of broadband voice and data applications that ceased operations in March 2001. From February 1997 to July 2000, Mr. Posey served as Senior Vice President — Federal Relations and Regulatory Law for US West Communications, a telecommunications company. From September 1994 to February 1997, Mr. Posey served as Vice President, Public Policy and External Affairs for MediaOne, Inc., a broadband cable and communications company.

Mr. Lal, age 41, has served as our Vice President of Business Development since October 1999 and since August 2005 as our Senior Vice President of Business Development. From June 1999 to October 1999, Mr. Lal

served as Vice President of Internet & Multimedia Services of BT Worldwide, the international division of British Telecommunications plc., a United Kingdom based telecommunications provider. Prior to his work at BT Worldwide, Mr. Lal served as Director of Custom Network Solutions and then as Vice President of Data and Internet Product Management & Marketing of e.spire Communications, Inc., a communications services provider, from May 1996 to May 1999.

Mr. Wachtler, age 56, has served as our Vice President of Marketing and Strategy since November 2004. From September 2003 to November 2004, Mr. Wachtler served as our Vice President of Product Management and Strategy. From May 2000 to July 2003, Mr. Wachtler served as Vice President of Strategy and Development at Cable Partners, a cable company. From November 1999 to May 2000, Mr. Wachtler served as an associate with Telcom, a consulting company. From 1996 to 1999, Mr. Wachtler served in various positions, most recently, as Vice President of Strategy of MediaOne International (formerly US West International), a broadband and wireless company.

Mr. Thimot, age 39, has served as our Senior Vice President of Worldwide Sales since February 2006. From July 2004 to February 2006, Mr. Thimot served as President and Chief Executive Officer of GoRemote Internet Communications, Inc., a company providing remote access services to enterprises and service providers. From October 2002 to July 2004, Mr. Thimot was Vice President Worldwide Sales and Support of Netegrity, Inc., an enterprise security software company. From February 2001 to June 2002, Mr. Thimot was President and Chief Operating Officer of Enigma, a privately held Israeli software company. Between November 1994 and January 2001, Mr. Thimot served in several capacities with Oracle Corporation, an enterprise software company, most recently as Area Vice President Central U.S. Sales.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2006 by: (a) each director and nominee for director; (b) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (c) all executive officers and directors of iPass as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise provided, the stockholder referenced has sole voting and investment power with respect to the outstanding shares listed. All percentages in this table are based on a total of 64,789,964 shares of common stock outstanding on April 1, 2006.

	Shares Issuable	Beneficially Owned
	Pursuant to Options	(Including the Number
	Exercisable Within	of Shares Shown in
	60 Days of	the First Column)
Name and Address of Beneficial Owner	April 1, 2006	Shares	Percent

Kenneth D. Denman(1)	66,666	2,441,966	3.8%
Bruce K. Posey	88,388	246,041	*
John Charters	112,500	112,500	*
Anurag Lal(2)	395,000	457,000	*
John P. Thuma(3)	297,500	397,500	*
Arthur C. Patterson(4)	100,000	473,147	*
Peter G. Bodine(5)	100,000	1,914,397	3.0%
A. Gary Ames	112,500	132,500	*
John D. Beletic(6)	53,000	108,284	*
Allan R. Spies	100,000	100,000	*
Cregg B. Baumbaugh(7)	87,500	102,500	*
Olof Pripp	—	—	*
Royce & Associates LLC(8)	—	7,867,500	12.1%
Entities affiliated with Barclays Global Investors, NA(9)	—	4,528,182	7.0%
Entities affiliated with Shamrock Partners Activist Value Fund, L.L.C.(10)	—	7,431,200	11.5%
All directors and executive officers as a group (15 persons)	1,841,490	6,969,960	10.8%

*	Less than one percent (1%).

(1)	All of the outstanding shares are held by the Kenneth D. Denman Revocable Trust.

(2)	Includes 62,000 shares held in the name of Anurag Lal & Sanjna Lal JTWROS, over which Mr. Lal has shared voting and investment power.

(3)	All of the outstanding shares are held by John P. Thuma & Kristina M. Thuma Trustees or their successors in trust under Thuma Living Trust dated 10/13/03, over which Mr. Thuma has shared voting and investment power. Mr. Thuma resigned as an executive officer on February 15, 2006.

(4)	Ellmore C. Patterson Partners owns 160,439 shares and the ACP Family Partnership owns 162,667 shares. Mr. Patterson is the sole General Partner of Ellmore C. Patterson Partners and the ACP Family Partnership, and has sole voting and investment power. Mr. Patterson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Mr. Bodine owns 2,201 shares. Mr. Bodine is a Managing Member of APV Technology Partners. APV Technology Partners beneficially owns 1,812,196 shares, of which APV Technology Partners, L.P. owns 719,426 shares, APV Technology Partners II, L.P. owns 894,584 shares, APV Technology Partners U.S., L.P. owns 179,859 shares, and South Fork Ventures owns 18,327 shares. Mr. Bodine has shared voting and investment powers over these shares. Mr. Bodine disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Includes 54,000 shares held in the name of John and Anne Partnership, Ltd.

(7)	Mr. Baumbaugh resigned from our Board of Directors effective April 3, 2006.

(8)	The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The data regarding the stock ownership of Royce & Associates, LLC is as of December 31, 2005 from the Schedule 13G amendment filed by Royce & Associates, LLC on January 27, 2006.

(9)	Barclays Global Investors, NA has sole voting power with respect to 3,650,913 of these shares and sole dispositive power with respect to 3,950,511 of these shares. Barclays Global Fund Advisors has sole voting and dispositive power with respect to 577,671 of these shares. The address of each of these entities is 45 Fremont Street, San Francisco, CA 94105. The data regarding the stock ownership of these entities is as of December 31, 2005 from the Schedule 13G filed by Barclays Global Investors NA on January 26, 2006.

(10)	Shamrock Partners Activist Value Fund, L.L.C., a Delaware limited liability company (“Shamrock Partners”) is the managing member of Shamrock Activist Value Fund GP, L.L.C., a Delaware limited liability company (the “General Partner”), which is the general partner of three funds which collectively own the shares reported. Shamrock Partners has sole voting and investment power with respect to all of such shares, the General Partner has shared voting and investment power with respect to all of these shares, and each of the funds has shared voting and investment power with respect to the shares held by the respective funds. The address for each of these Shamrock entities is 4444 Lakeside Drive, Burbank, California 91505. The data regarding the stock ownership of these Shamrock entities is as of March 1, 2006 from the Form 4 filed by Shamrock Partners on March 2, 2006.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires iPass’ directors and executive officers, and persons who own more than ten percent of a registered class of iPass’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of iPass. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish iPass with copies of all Section 16(a) forms they file.

To iPass’ knowledge, based solely on a review of the copies of such reports furnished to iPass and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of Form 4 filings made by each of Messrs. Ames, Beletic, Bodine, Patterson and Spies in connection with the annual director grants made following iPass’ 2005 annual meeting. A Form 4 was subsequently filed with the SEC for each of the grants made to these non-employee directors.

Compensation of Directors

The members of our board of directors who are not employees of iPass are reimbursed for travel, lodging and other reasonable expenses incurred in attending board or committee meetings. In addition, our non-employee directors receive the following cash compensation for services as a non-employee director:

Annual cash retainer	$20,000
Committee chairman annual retainer	$5,000
Per meeting board meeting fees	$1,000
Per meeting committee meeting fees	$1,000

Prior to February 9, 2006, our non-employee directors only received the per meeting fees referenced above, and did not receive any annual retainers. Prior to March 23, 2005, our non-employee directors only received a per committee meeting fee of $750, and no other cash compensation.

Under our 2003 Non-Employee Directors Plan, as amended (which we refer to as the “Directors Plan”), assuming the stockholders approve Proposal 2 set forth above, any new non-employee director upon joining our board of directors will receive an option to purchase 30,000 shares of our common stock and 10,000 shares of our restricted common stock and each non-employee director will receive an annual option grant to purchase 15,000 shares of our common stock and 5,000 shares of our restricted common stock thereafter. If Proposal 2 is not adopted, then the Directors Plan will remain as currently in effect, and any new non-employee director upon joining our board of directors will receive an option to purchase 120,000 shares of our common stock and no shares of our restricted common stock, and each non-employee director will receive an annual option grant to purchase 30,000 shares of our common stock and no shares of our restricted common stock thereafter. Annual option grants to non-employee directors who have not served on our board of directors for the entire period preceding the annual meeting shall be reduced, pro rata, for each month this person did not serve on the Board of Directors. No other options or restricted stock awards may be granted at any time under the Directors Plan. The exercise price of options granted under the Directors Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors Plan may not be exercised until vested. The initial option and restricted stock grants vest monthly over four years and the annual option and restricted stock grants vest monthly over one year beginning on the third anniversary of the date of grant. The term of options granted under the Directors Plan is indefinite. In the event of a merger of iPass with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving iPass, the vesting of each option and restricted stock award will accelerate and be fully vested and each option will be immediately exercisable.

Under Directors Plan, in June 2005, Messrs. Ames, Beletic, Bodine, Patterson and Spies each received an option to purchase 30,000 shares of our common stock at an exercise price of $6.24 per share. On April 3, Mr. Pripp received an option to purchase 30,000 shares of our common stock at an exercise price of $8.01 per share under our Directors Plan.

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2005 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation Awards
					Securities	All Other
Name and Principal Position	Year	Salary		Bonus	Underlying Options	Compensation

Kenneth D. Denman,	2005	$300,000		$91,366	—	$457	(1)
Chairman, President and	2004	250,000		72,262	400,000	26,597	(2)
Chief Executive Officer	2003	250,000		86,000	—	73,224	(3)
John Charters,	2005	251,667	(4)	58,082	—	300	(1)
Chief Operating Officer	2004	22,756	(5)	—	145,000	25	(1)
	2003	—		—	—	—
John P. Thuma,(6)	2005	250,000		70,308	—	450	(1)
Vice President of Integration	2004	250,000		50,640	75,833	450	(1)
	2003	250,000		90,225	—	450	(1)
Bruce K. Posey,	2005	225,000	(10)	57,620	50,000	6,550	(7)
Senior Vice President, General	2004	196,250		42,981	49,583	23,605	(8)
Counsel and Secretary	2003	185,000		56,265	—	690	(9)
Anurag Lal,	2005	220,000		70,866	50,000	300	(1)
Senior Vice President	2004	200,000		53,860	86,667	300	(1)
of Business Development	2003	200,000		76,320	—	270	(1)

(1)	This amount is for life insurance premiums paid by us.

(2)	Of this amount, $18,886 is for the payment of commuting and living expenses, $7,261 is for a tax gross-up adjustment for commuting and living expenses, and $450 is for life insurance premiums paid by us.

(3)	Of this amount, $45,047 is for the payment of commuting and living expenses, $27,727 is for a tax gross-up adjustment for commuting and living expenses and $450 is for life insurance premiums paid by us.

(4)	Mr. Charter’s salary increased to $270,000 as of December 1, 2005.

(5)	Mr. Charters commenced his employment with us in November 2004.

(6)	Mr. Thuma resigned as an executive officer on February 15, 2006. Prior to that time he was our Vice President of Worldwide Sales.

(7)	Of this amount, $5,848 is for the reimbursement of relocation expenses and $702 is for life insurance premiums paid by us.

(8)	Of this amount, $22,915 is for the reimbursement of relocation expenses and $690 is for life insurance premiums paid by us.

(9)	This amount is for life insurance premiums paid by us.

(10)	Mr. Posey’s salary increased to 250,000 as of July 1, 2005.

Stock Option Grants and Exercises

We grant options to our executive officers under the 2003 Equity Incentive Plan. As of February 28, 2006, options to purchase a total of 4,528,835 shares were outstanding under the 2003 Equity Incentive Plan and options to purchase 9,980,073 shares remained available for grant under the plan.

The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in 2005

The following table sets forth information concerning stock options granted to our Named Executive Officers during fiscal 2005. These options were granted under our 2003 Equity Incentive Plan, and provide for vesting of the underlying common stock set forth below. Options were granted at an exercise price equal to the closing sale price of the common stock on The Nasdaq National Market on that date.

Potential Realizable Value
at Assumed Annual Rate of
		Percent of Total		Stock Price Appreciation
	Number of Securities	Options Granted to		for Option Term(2)
	Underlying	Employees in	Exercise Price	Expiration
Name	Options Granted	Fiscal Year(1)	per Share	Date	5% ($)	10% ($)

Kenneth D. Denman	—	—	—	—	—	—
John Charters	—	—	—	—	—	—
John P. Thuma	—	—	—	—	—	—
Bruce K. Posey(3)	50,000	4.78%	$5.75	07/28/2015	180,807	458,201
Anurag Lal(3)	50,000	4.78%	$5.75	07/28/2015	180,807	458,201

(1)	Based on a total of options to purchase 1,045,300 shares granted to all of our employees in fiscal 2005.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

(3)	The stock option grants issued to Mr. Posey and Mr. Lal shall fully vest on February 1, 2007.

Aggregated Option for the Year Ended December 31, 2005 and Stock
Option Values as of December 31, 2005

None of our Named Executive Officers exercised any stock options during 2005. The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2005:

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End(1)		at Fiscal Year-End(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth D. Denman	0	400,000	$0	$604,000
John Charters	81,250	218,750	$5,687	$15,312
John P. Thuma	322,916	72,917	$583,603	$110,105
Bruce K. Posey	59,742	139,688	$341,127	$344,370
Anurag Lal	378,333	133,334	$1,367,033	$128,834

(1)	Represents the total number of shares of our common stock subject to stock options held by the Named Executive Officers as of December 31, 2005.

(2)	Based on the fair market value of our common stock as of December 31, 2005 ($6.56 per share), minus the exercise price, multiplied by the number of shares underlying the stock options.

Employment, Severance and Change of Control Agreements

Kenneth D. Denman Employment Agreement

Mr. Denman, our Chairman, President and Chief Executive Officer, accepted employment with us as President and Chief Executive Officer pursuant to the terms of an offer letter dated November 13, 2001. The offer letter provides that Mr. Denman is an at will employee, which means we can terminate his employment at any time, with or without cause. This offer letter provides for an annual salary of $250,000, an annual bonus of up to $100,000 based upon the successful completion of specified performance objectives, and a stock option to purchase 2,675,300 shares of our common stock, as well as other customary benefits and terms. In addition, if we experience a change in control and Mr. Denman’s employment is terminated without cause, or if he terminates his employment for good reason, up to 18 months after the change in control, then all of the unvested stock subject to his initial stock option grants of 2,675,300 shares automatically vests from the date of such termination. If we terminate Mr. Denman’s employment without cause and if he signs a general release of all claims against us, then Mr. Denman will receive continued payment of his then base salary for a period of six months after the termination date, up to one half of his annual target bonus, and an additional six months of vesting of the shares subject to the stock option to purchase 2,675,300 shares of our common stock. In addition, during the first year of Mr. Denman’s employment with us, we reimbursed him for relocation expenses, plus a tax gross up, under the terms of the agreement. Mr. Denman’s compensation is determined assessed and revised annually by our compensation committee, and the terms set forth above are not reflective of his current compensation. For example, he has received additional stock option grants since becoming our Chairman, President and Chief Executive Officer, and his current annual salary is $350,000 and current annual target bonus is $150,000.

John P. Thuma Executive Transition Agreement

Mr. Thuma, our Vice President of Sales Integration, entered into an Executive Transition Agreement, dated January 20, 2006, pursuant to which he will continue his employment with us as our Vice President, Sales Integration pursuant to the terms and conditions of such Executive Transition Agreement. Prior to becoming Vice President of Integration, he was our Vice President of Worldwide Sales. His employment will end upon the earlier to occur of the following: (i) termination of the Transition Agreement pursuant to its terms; or (ii) September 1, 2006 (the earlier of (i) or (ii) shall be deemed the “Separation Date” if and when it occurs). On the Separation Date, we will pay him all accrued salary and all accrued and unused vacation earned through the Separation Date in addition to a lump sum amount of $20,833, less applicable withholdings. Between the transition date and the Separation Date (the “Transition Period”), he will continue to earn a semi-monthly salary of $10,416.67 in addition to any variable compensation to be earned for the first and second quarters of fiscal 2006 pursuant to the terms of our variable compensation plan. During the Transition Period, he will be eligible to continue his current benefits, subject to applicable terms and limitations, and his stock options granted by us will continue to vest according to the terms of the applicable plan documents and stock option agreements. Any accelerated vesting provisions contained in his stock option agreements with us are not affected by the Transition Agreement and remain in full force and effect. If he resigns his employment during the Transition Period, or if we elect to terminate his employment during the Transition Period, and he provides a general release to us, he shall be entitled to: (i) a single lump sum severance payment in the amount of $62,500; (ii) a single lump sum payment of $31,250 as variable on-target compensation, subject to applicable withholdings; and (iii) COBRA health insurance coverage premium payments for a period of 12 months following the Separation Date or until the date on which he first becomes eligible for other group health insurance coverage under another employer’s medical benefit plan.

Thomas Thimot Employment Agreement

Mr. Thimot, our Senior Vice President, Worldwide Sales, entered into an offer letter with us dated December 9, 2005, pursuant to which he began serving in this capacity effective upon the closing of our merger with GoRemote Internet Communications, Inc. (“GoRemote”) on February 15, 2006. The offer letter provides for a base salary of $275,000 per year, an annual target bonus of up to $180,000 based on the attainment of quarterly objectives, a retention bonus equal to three months of his then-current base salary upon the completion of certain criteria, a stock option to purchase 200,000 shares of our common stock, as well as customary benefits and terms. In addition, in the event Mr. Thimot’s employment with us is terminated by us without cause or by Mr. Thimot for good reason within 18 months after the consummation of a corporate transaction, upon his providing a general release to us, (a) he will be entitled to receive a lump sum payment equal to six months of his base salary in effect as of the termination date, (b) he will be reimbursed for any expenses incurred by him and his dependents for the six-month period following his termination date for coverage under COBRA, and (c) all of Mr. Thimot’s stock options that are unvested as of the date of the termination shall accelerate and vest in full. In addition, in the event Mr. Thimot’s employment with us is terminated by us without cause or by Mr. Thimot for good reason at any time during his employment (except during the 18 month period following the consummation of a corporate transaction), upon his providing a general release to us, (i) he will be entitled to receive a lump sum payment equal to three months of his base salary in effect as of the termination date and reimbursement for any expenses incurred by him and his dependents for the three-month period following his termination date for coverage under COBRA, and (ii) all of Mr. Thimot’s stock options granted to him by GoRemote on September 29, 2005 (as converted to our common stock pursuant to the merger with GoRemote) and that are unvested as of the date of termination shall accelerate and vest in full.

Executive Officer Employment Agreements

Each of our other Named Executive Officers has signed offer letters with us. These offer letters provide that the officer is an at-will employee. These offer letters provide for salary, an annual bonus paid quarterly based upon the successful completion of specified performance objectives and stock options, as well as other customary benefits and terms. Information for 2005 regarding the compensation earned by our Named Executive Officers is described in “Compensation of Executive Officers — Summary Compensation Table” above.

Executive Officer Stock Option Grants

In addition, the initial stock option grants issued to each of our executive officers prior to our initial public offering in June 2003 provide that if we experience a change of control and such officer’s employment is terminated without cause, or if such officer terminates his or her employment for good reason during the 12 month period following the change in control, then the unvested shares would accelerate by 24 months from the date of the change of control. All stock option grants held by these executive officers that contain this provision have fully vested other than the stock options grants issued to (i) Mr. Denman in December 2001 for a total of 2,675,300 shares of our common stock which fully accelerate if Mr. Denman is terminated without cause or resigns for good reason within an 18 month period following a change in control and (ii) Mr. Posey in July 2002 for a total of 275,000 shares of our common stock.

All stock options granted to our executive officers after July 2003 under our 2003 Equity Incentive Plan provide that, if we experience a change of control and such officer’s employment is terminated without cause, or if such officer terminates his or her employment for good reason during the 18 month period following the change in control, then the unvested shares would accelerate in full upon the date of such termination.

See the table above entitled “Aggregated Option for the Year Ended December 31, 2005 and Stock Option Values as of December 31, 2005” for total stock options held by our named executive officers as of December 31, 2005.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation1

Compensation Philosophy and Practice

iPass’ compensation philosophy is based on providing employees with an equitable compensation package and the opportunity for outstanding performers to earn competitive compensation over the long-term through a

     1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of iPass under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

pay-for-performance approach. The key objectives of the iPass’ executive compensation programs are to attract, motivate and retain executives who drive iPass’ success and industry leadership. The programs are designed to:

•	Provide executives with competitive compensation that maintains a balance between cash and stock compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term performance of iPass as well as to the creation of stockholder value.

•	Provide equitable pay based on each executive’s contribution relative to the market.

•	Encourage executives to manage from the perspective of owners with an equity stake in iPass.

Components of Executive Compensation

The compensation program for executives consists of the following components:

Cash.  This includes base salary and any bonus award earned for the fiscal year’s performance. iPass’ cash compensation policies provide a competitive base salary and offer bonuses that reward superior performance. Executives have the opportunity to earn an annual bonus, expressed as a fixed dollar amount, based on the attainment of specific quarterly financial, strategic, operational and personal goals critical to iPass’ success, as discussed below under “Management Bonus Plan”. The bonus is designed to promote executive retention by measuring progress on a quarterly basis, with the potential to exceed target award levels payable at the end of each period for exceeding objectives. For executives and other senior leaders, total compensation at risk increases with responsibility.

Stock-based Incentives.  Employees, including executives, have historically been eligible for stock option grants, and stock option grants were awarded during fiscal year 2005. iPass’ stock option program was designed to promote excellent performance over an employee’s career through compensation that increases with iPass’ long-term performance. In addition, as part of its review of its equity compensation program, iPass issued stock awards to certain executives and senior level personnel during fiscal year 2005. The size of stock option grants was based on various factors relating to the responsibilities of the individual officers and their expected future contributions.

How Executive Pay is Determined

To ensure alignment of executive compensation with iPass’ business strategy and objectives, iPass retains a compensation consultant to conduct an evaluation of its executive compensation practices. Evaluations are performed every two years and consist of a review of compensation practices at a targeted peer group of public companies in the Internet Software industry, supplemented with data collected from published compensation surveys reflective of companies that are similar in size and industry to iPass. This market composite is used to evaluate the competitiveness of total compensation provided to iPass’ top executive positions. In designing and administering its executive compensation programs, iPass attempts to target the 50th percentile for comparable organizations.

How iPass’ Use of Stock-Based Awards is Determined

As described above, during fiscal year 2005, iPass’ compensation and retention strategy included the use of stock options. The level of this usage was determined based on geographic-specific market data to determine the desired mix of cash and equity pay. Each year, the Compensation Committee determines the appropriate usage of stock options based on scope of role and pay relativity balanced against the projected needs of the business as well as financial considerations, including the projected impact on stockholder dilution.

Management Bonus Plan

On February 11, 2005, the Compensation Committee approved the terms of a Management Bonus Structure (the “Bonus Plan”) for 2005. The purpose of the Bonus Plan is to attract, motivate and retain iPass’ executive officers and reward them for assisting us in achieving our operational goals through exemplary performance.

Under the Bonus Plan, cash bonuses, if any, are determined quarterly and based on both the achievement of specified individual and financial goals as well as a review of personal performance, which will be determined at the discretion of the Compensation Committee, except that cash bonuses of our chief executive officer is based solely on specified corporate financial goals.

Bonus amounts for 2005 were determined as follows:

•	The target bonus amount for each executive officer was determined by the Compensation Committee (the bonus may range from 50% to 150% of the target bonus amount for each executive officer).

•	The percentage of the target bonus amount paid to our chief executive officer was based on our financial incentive goals set forth in the Bonus Plan for 2005.

•	The percentage of the target bonus amount paid to each of our other executive officers was weighted such that 80% of the bonus was based on meeting our financial incentive goals and 20% will be based on meeting individual performance objectives.

•	The financial performance goal of each executive officer was based on our revenue, broadband and new services revenue, earnings per share and contract minimum commitments for 2005.

Compensation for the Chairman and Chief Executive Officer

The Compensation Committee annually reviews the compensation of Kenneth D. Denman, Chairman, President and Chief Executive Officer, under the guidelines outlined above for determining executive pay.

Mr. Denman’s base salary increased from $250,000 annually to $350,000 annually, effective with Committee approval on July 1, 2005. Mr. Denman’s potential annual bonus remained at $150,000 during fiscal 2005. The Committee approved an annual bonus payment of $91,366 for fiscal 2005 based on iPass’ quarterly performance against the goals described under the Management Bonus Plan (revenue, broadband and new services revenue, earnings per share and contract minimum commitments for each quarter).

The compensation of Mr. Denman reflects his status as a significant stockholder of iPass. Mr. Denman is eligible for a 2006 annual target bonus of $150,000 expressed as a fixed dollar amount based on the attainment of specific strategic, operational and revenue and operating income-oriented financial goals for iPass, which are reviewed by the Compensation Committee. As the senior leader of iPass, he is focused on building long-term success, and his interests are aligned with the stockholders of iPass.

Tax Deductibility under Section 162(m)

As noted above, iPass’ compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that iPass should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

Compensation Committee

John D. Beletic, Chairman
Peter G. Bodine
Arthur C. Patterson

Compensation Committee Interlocks and Insider Participation

As previous noted, our compensation committee consists of Messrs. Beletic, Bodine and Patterson. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Performance Measurement Comparison2

The following graph shows the total stockholder return of an investment of $100 in cash as of July 24, 2003, the date of our initial public offering for (i) our common stock, (ii) the NASDAQ Composite Index and (iii) the Russell 2000 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31:

Comparison of Cumulative Total Return
Among iPass Inc.,
Nasdaq Market Index and Russell 2000 Index

ASSUMES $100 INVESTED ON JULY 24, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	Fiscal Year Ending
Company/Index/Market	7/24/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/30/2005
iPass Inc.	100.00	125.87	85.75	58.54	56.72	32.08	39.64	32.78	32.46	28.82	35.14
Russell 2000 Index	100.00	102.45	116.99	124.01	124.79	120.87	137.46	129.76	134.95	140.89	142.03
NASDAQ Market Index	100.00	103.26	115.67	115.43	118.83	110.28	126.78	116.78	120.85	126.26	129.82

We do not believe that there are any published industry or line of business indices that are directly relevant to our line of business. In addition, we do not believe that we can construct a peer group index as many of the services similar to ours comprise a small portion of the business of the companies providing the services. Consequently, in addition to the NASDAQ Composite Index, we are comparing our stock price performance to the Russell 2000 Index as it is an index of businesses with an average market capitalization similar to ours.

2 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of iPass under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Relationships and Related Transactions

Director and Officer Indemnification

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are iPass Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iPass Inc., attention Corporate Secretary, 3800 Bridge Parkway, Redwood Shores, California 94065 or contact Investor Relations at 650-232-4100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, iPass will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

-s- Bruce K. Posey

Senior Vice President, General Counsel and Secretary

April 24, 2006

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005 is available without charge upon written request to: Corporate Secretary, iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. Alternatively, our Form 10-K is also available free of charge on our website at www.ipass.com.

Appendix A

iPass Inc.
2003 Non-Employee Directors Plan

Adopted: January 15, 2003
Approved By Stockholders: March 17, 2003
Effective Date: July 23, 2003
Amended by the Board of Directors: March 9, 2006
Amended and Restated by the Board of Directors: April 7, 2006
[Amendment and Restatement Approved By Stockholders: June 1, 2006]

Termination Date: None

1.	Purposes.

(a) Eligible Recipients.  The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b) Available Stock Awards.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options and Restricted Stock Awards.

(c) General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Accountant” means the independent public accountants of the Company.

(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Annual Grant” means one or more Stock Awards granted annually to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(b) of the Plan.

(d) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the IPO Date:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date one hundred (100) days following the IPO Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of (i) the Incumbent Board then still in office or (ii) a nominating committee appointed by the Board on or after the date one hundred (100) days following the IPO Date, then such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means iPass Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(n) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Entity” means a corporation, partnership or other entity.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s) “Initial Grant” means one or more Stock Awards granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.

(t) “IPO Date” means the effective date of the closing of the initial public offering of the Common Stock.

(u) “Non-Employee Director” means a Director who is not an Employee.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc) “Plan” means this iPass, Inc. 2003 Non-Employee Directors Plan.

(dd) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.

(ee) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Award” means any right to receive Common Stock granted under the Plan, including a Nonstatutory Stock Option or a Restricted Stock Award.

(ii) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.	Administration.

(a) Administration by Board.  The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 12 relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of Common Stock, plus an annual increase to be added on the first day of the fiscal year of the Company for a period of ten (10) years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014 (each such day, a “Calculation Date”), equal to two hundred fifty thousand (250,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than two hundred fifty thousand (250,000) shares.

(b) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan.

(c) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

The Stock Awards as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors of the Company.

6.	Non-Discretionary Grants.

(a) Initial Grants.  Without any further action of the Board, each person who on or after June 2, 2006, is elected or appointed for the first time to be a Non-Employee Director of the Company automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, as applicable, be granted an Initial

Grant consisting of (i) an Option to purchase thirty thousand (30,000) shares of Common Stock on the terms and conditions set forth in Section 7 and (ii) a Restricted Stock Award of ten thousand (10,000) shares of Common Stock on the terms and conditions set forth in Section 8.

(b) Annual Grants.  Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting held in 2006, each person who is then a Non-Employee Director of the Company automatically shall be granted an Annual Grant consisting of (i) an Option to purchase fifteen thousand (15,000) shares of Common Stock on the terms and conditions set forth in Section 7 and (ii) a Restricted Stock Award of five thousand (5,000) shares of Common Stock on the terms and conditions set forth in Section 8.

7.	Option Provisions.

Each Option Agreement shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option Agreement shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.  The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d) Transferability.  An Option is transferable by will or by the laws of descent and distribution. An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting.  Options shall vest as follows:

(i) Initial Grants:  One-third (1/3rd) of the shares shall vest twelve (12) months following the date of grant and one-thirty sixth (1/36th) of the shares shall vest monthly over the next twenty-four (24) months thereafter.

(ii) Annual Grants:  The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant.

(f) Early Exercise.  The Option may, but need not, include a provision where by the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(g) Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date.  If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder.  In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.	Restricted Stock Award Provisions.

Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. Each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Restricted Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a) Consideration.  A Restricted Stock Award may be awarded in consideration for (i) past or future services actually or to be rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(b) Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with the following vesting schedule:

(i) Initial Grants:  One-third (1/3rd) of the shares shall vest on each of the first three (3) anniversaries of the date of grant.

(ii) Annual Grants:  The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(c) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

9.	Covenants of the Company.

(a) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	Miscellaneous.

(a) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(b) No Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (iii) delivering to the Company owned and unencumbered shares of the Common Stock; or (iv) by such other method as may be set forth in the Stock Award Agreement.

(e) Lock-Up Period.  Upon exercise of any Stock Award, a Participant may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. A Participant may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12.	Adjustments upon Changes in Common Stock.

(a) Capitalization Adjustments.  If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards will be appropriately adjusted in the nature, class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event unless the Board provides otherwise.

(c) Change in Control.  In the event of a Change in Control, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, stock awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Change in Control. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the change in Control) lapse. If as of, or within twelve (12) months after the effective time of a Change in Control, a Participant’s Continuous Service terminates due to an involuntary termination (not including death or Disability), then, as of the date of termination of Continuous Service, the vesting and exercisability of such Participant’s Stock Award shall be accelerated in full. Where, in connection with the Change in Control, the Participant is required to resign his or her position, such resignation shall be considered an involuntary termination.

(d) Parachute Payments.  In the event that the acceleration of the vesting and exercisability of the Stock Awards provided for in subsection 12(c) and benefits otherwise payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Participant’s benefits hereunder shall be either:

(i) provided to such Participant in full, or

(ii) provided to such Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Participant otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, the Participant shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

If, notwithstanding any reduction described in this subsection, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

Notwithstanding any other provision of this subsection 12(d), if (i) there is a reduction in the payment of benefits as described in this subsection, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Participant’s benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of benefits is maximized.

If the Participant either (i) brings any action to enforce rights pursuant to this subsection 12(d), or (ii) defend any legal challenge to his or her rights hereunder, the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by the Participant, the court finds the claim was brought in good faith.

13.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.	Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	Choice of Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

IPASS INC.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING
INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

01 — Kenneth D. Denman For ☐ Withhold ☐	02 — Olof Pripp For ☐ Withhold ☐	03 — Allan R. Spies For ☐ Withhold ☐
B   Issue
The Board of Directors recommends a vote FOR the following proposal.

For	Against	Abstain
2. To approve iPass’ 2003 Non- Employee Directors Plan, as amended, to change the terms and number of shares granted pursuant to stock options and provide for the grant of restricted stock awards thereunder.
☐	☐	☐
C   Issue
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
3. Ratification of the selection of KPMG LLP as iPass Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐	4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.
D   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Signature 1 — Please keep signature within the	Signature 2 — Please keep signature within the	Date (mm/dd/yyyy)
box	box

Proxy — iPASS INC.

ANNUAL MEETING OF STOCKHOLDERS
This proxy is solicited on behalf of the board of directors of iPass Inc.
The undersigned hereby appoints Kenneth D. Denman and Frank Verdecanna, and each of them, as proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, $0.001 par value per share, of iPass Inc., held of record by the undersigned on April 17, 2006, at the Annual Meeting of Stockholders to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, CA, on Thursday, June 1, 2006 at 9:00 a.m., Pacific Time, and at any adjournments or postponements thereof.
THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.
Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
   To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-866-652-VOTE (8636) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
To vote using the Internet
•	Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Enter the information requested on your computer screen and follow the simple instructions.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:00 p.m., Pacific Time on May 31, 2006.
THANK YOU FOR VOTING